UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2024

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.
(Exact name of registrant specified in its charter)
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Maryland	000-54382	26-3842535
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11766 Wilshire Blvd., Suite 1670
Los Angeles, California 90025
(Address of principal executive offices)

Registrant’s telephone number, including area code: (424) 208-8100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On March 10, 2024, Pacific Oak Strategic Opportunity REIT, Inc. (the “Company”), through two indirectly wholly-owned subsidiaries, entered into a Purchase and Sale Agreement and Joint Escrow Instructions (the “Agreement”) for the sale of 454.31 gross acres of land (“Village 2”) located in the City of North Las Vegas, Nevada to KB Home Las Vegas, Inc. and Tri Pointe Homes Nevada, Inc. (collectively, the “Buyer”), subject to certain closing conditions. Village 2 is part of a planned community known as The Villages at Tule Springs (the “Planned Community”). The Buyer is unaffiliated with the Company or with its advisor. Pursuant to the Agreement, the aggregate purchase price of Village 2 is approximately $195 million, subject to the adjustments and credits set forth in the Agreement.
The sale of Village 2 is expected to be completed in two phases. In Phase 1, 212.14 gross acres are anticipated to be sold to the Buyer for approximately $91 million by the Phase 1 planned closing date of July 31, 2024. In Phase 2, 242.17 gross acres are anticipated to be sold to the Buyer for approximately $104 million by the Phase 2 planned closing date of July 31, 2025. Note that each of the foregoing anticipated closing dates may be extended in certain circumstances pursuant to the terms of the Agreement.
The Agreement contemplates that the Buyer will make an initial deposit of $2 million and, if it provides a notice of approval at the conclusion of the 90-day due diligence period (which due diligence may be extended for 30 days by the Buyer upon notice and payment of an additional $100,000 deposit), an additional deposit of $8 million. At the Phase 2 closing, the $10 million deposit will be released from escrow, paid to the Company and credited against the Phase 2 purchase price.
Closing of each of the sales of Phase 1 and Phase 2 is contingent upon, among other things, (i) the receipt by the Company of final city approval of modifications to certain entitlements regarding portions of Village 2, (ii) completion of the infrastructure construction works in a separate section of the Planned Community which are also required by the Buyer for the future development of Village 2 (the “Required Infrastructure Work”) or, if the Required Infrastructure Work is not completed by the Phase 1 closing, the Company shall fund an escrow holdback of a portion of the proceeds of the Phase 1 closing in order to guarantee the completion of the Required Infrastructure Work, and (iii) the termination, by the Company, of certain deeds of trust and other related instruments encumbering Village 2. In particular, 209.14 of the 212.14 acres to be sold in Phase 1 and 144.98 of the 242.17 acres to be sold in Phase 2 were previously pledged as collateral for an offering of Series C bonds to Israeli investors during 2023 by Pacific Oak SOR (BVI) Holdings, Ltd., the Company’s wholly-owned indirect subsidiary. There can be no assurance that the Company will complete the sale on the timing presented herein or at all.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

Dated: March 14, 2024	BY:	/s/ Michael A. Bender
Michael A. Bender
Chief Financial Officer, Treasurer and Secretary